Exhibit 32.1
CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The undersigned, in his capacity as the Chief Executive Officer of United Natural Foods, Inc., a Delaware corporation (the "Company"), hereby certifies that the Annual Report of the Company on Form 10-K for the fiscal year ended August 3, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ STEVEN L. SPINNER
Steven L. Spinner Chief Executive Officer
October 1, 2019

Note: A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.